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                                                                    EXHIBIT 10.2



                               EXCHANGE AGREEMENT


        EXCHANGE AGREEMENT (this "AGREEMENT"), dated as of November 14, 2002, between ViroLogic, Inc., a corporation organized under the laws of the State of Delaware (the "COMPANY"), and each of the purchasers (individually, a "PURCHASER" and collectively the "PURCHASERS") set forth on the execution pages hereof (the "EXECUTION PAGES, and each an "EXECUTION PAGE").

        WHEREAS:

        A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("REGULATION D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT").

        B. In connection with the Securities Purchase Agreement, dated as of November 14, 2002, by and among the Company and the purchasers named therein (the "SECURITIES PURCHASE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to such purchasers (the "SERIES C PURCHASERS") (i) shares of its Series C Convertible Preferred Stock, par value $.001 per share (the "PREFERRED SHARES"), that are convertible into shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), and (ii) warrants (the "SERIES C WARRANTS") to acquire additional shares of Common Stock. The rights, preferences and privileges of the Preferred Shares, including the terms upon which such Preferred Shares are convertible into shares of Common Stock, are set forth in the form of Certificate of Designations, Preferences and Rights attached hereto as Exhibit A (the "CERTIFICATE OF DESIGNATION").

        C. In order to consummate the transactions contemplated by the Securities Purchase Agreement, the Company requires the consent of the holders of the Purchasers, each of which is a holder of either shares of the Company's Series A Convertible Preferred Stock, par value $.001 per share (the "SERIES A PREFERRED STOCK"), or shares of the Company's Series B Convertible Preferred Stock, par value $.001 per share (the "SERIES B PREFERRED STOCK"), and, in order to obtain such consent, the Company desires to (i) repurchase from the Purchasers, and the Purchasers desire to sell to the Company, all of the Series A Preferred Stock and/or Series B Preferred Stock owned by the Purchasers, in exchange for promissory notes in the form attached hereto as Exhibit B (the "NOTES"), which Notes shall, under certain circumstances, be automatically converted into Preferred Shares, and (ii) with respect to the Purchasers that are holders of Series B Preferred Stock, upon conversion of the Notes, issue to such Purchasers, in exchange for the warrants (the "OLD WARRANTS") issued to such Purchasers in connection with their acquisition of the Series B Preferred Stock, new warrants, in the form attached hereto as Exhibit C (the "REPLACEMENT WARRANTS"), to acquire additional shares of Common Stock. The shares of Common Stock issuable upon conversion of the Preferred Shares pursuant to the Certificate of Designation are referred to herein as the "CONVERSION SHARES" and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Replacement Warrants are referred to herein as the "WARRANT SHARES." The Notes, the Preferred Shares, the Replacement

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Warrants, the Conversion Shares and the Warrant Shares are collectively referred to herein as the "SECURITIES" and each of them may individually be referred to herein as a "SECURITY."

        D. In connection with the Closing (as defined herein) pursuant to this Agreement, the Company is executing and delivering a Security Agreement, in the form attached hereto as Exhibit D, in favor of the Collateral Agent (as defined herein) for the benefit of all of the Purchasers, and an Intellectual Property Security Agreement, in the form attached hereto as Exhibit E, in favor of the Collateral Agent for the benefit of all of the Purchasers (collectively, together with any other document securing the Notes, the "SECURITY DOCUMENTS"), pursuant to which the Company has agreed to grant a security interest in all of its properties and assets in order to secure its obligations under the Notes.

        E. In connection with the Closing pursuant to this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit F (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws. This Agreement, the Certificate of Designation, the Notes, the Replacement Warrants, the Security Documents and the Registration Rights Agreement are collectively referred to herein as the "TRANSACTION DOCUMENTS."

        NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

1.      REPURCHASE OF PREFERRED STOCK; ISSUANCE OF NOTES.

        (a) Repurchase of Preferred Stock. The repurchase of the Series A Preferred Stock and the Series B Preferred Stock by the Company pursuant to this Agreement shall take place in one closing, which is referred to herein as the "CLOSING." On the Closing Date (as defined below), subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 below, the Company shall repurchase from each Purchaser, and each Purchaser agrees to sell to the Company, all of the Series A Preferred Stock and/or Series B Preferred Stock owned by such Purchaser, the amount of which is set forth on such Purchaser's Execution Page attached hereto. The purchase price (the "PURCHASE PRICE") per share of Series A Preferred Stock and Series B Preferred Stock shall be equal to the applicable Redemption Amount (as defined in the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock (the "SERIES A CERTIFICATE OF DESIGNATIONS") and the Certificate of Designations, Preferences and Rights of the Series B Preferred Stock (the "SERIES B CERTIFICATE OF DESIGNATIONS"), respectively) applicable to such shares on the Closing Date. Upon the repurchase of the Series A Preferred Stock and the Series B Preferred Stock pursuant to this Agreement, the shares so repurchased shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Company as Series A Preferred Stock or Series B Preferred Stock, respectively.

        (b) Form of Payment. On the Closing Date, the Company shall pay the applicable Purchase Price to each Purchaser by the issuance of a Note to such Purchaser, and the Company shall deliver such Note against delivery of the share certificates representing such Purchaser's shares of Series A Preferred Stock and/or Series B Preferred Stock.

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        (c) Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the repurchase of the Series A Preferred Stock and the Series B Preferred Stock and issuance of the Notes pursuant to this Agreement at the Closing shall be 12:00 noon, New York City time, on November 18, 2002, subject to a two business day grace period at either party's option, but in any event not later than November 20, 2002, or such other time as may be mutually agreed upon by the Company and the Purchasers holding a majority of the shares of Series A Preferred Stock and Series B Preferred Stock voting together (the "CLOSING DATE"). The Closing shall occur at the offices of Drinker Biddle & Reath LLP at One Logan Square, 18th & Cherry Streets, Philadelphia, PA 19103.

2. PURCHASER'S REPRESENTATIONS AND WARRANTIES. Each Purchaser severally, but not jointly, represents and warrants to the Company as follows:

        (a) Purchase for Own Account, Etc.. Such Purchaser is acquiring the Securities for such Purchaser's own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Such Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

        (b) Accredited Investor Status. Such Purchaser is an "ACCREDITED INVESTOR" as that term is defined in Rule 501(a) of Regulation D under the Securities Act; the Purchaser is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the acquisition of the Securities, including investments in securities issued by the Company and investments in comparable companies; and the Purchaser has requested, received, reviewed and considered all information it deems relevant in making an informed decision to acquire the Securities.

        (c) Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and issued to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

        (d) Information. Such Purchaser and its counsel, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Securities which have been specifically requested by such

Purchaser or its counsel. Such Purchaser and its counsel have been afforded the opportunity to ask questions of the Company and have received what such Purchaser believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other investigation conducted by such Purchaser or its counsel or any of its representatives shall modify, amend or affect such Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below. Such Purchaser understands that such Purchaser's investment in the Securities involves a high degree of risk.

        (e) Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

        (f) Transfer or Resale. Such Purchaser understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless
(a) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering the Securities; or (b) such Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (c) sold under and in compliance with Rule 144 promulgated under the Securities Act (or a successor rule) ("RULE 144"); or (d) sold or transferred in accordance with applicable securities laws to an affiliate of such Purchaser who agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 2(f) and who is an Accredited Investor; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws (other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided such pledge is consistent with applicable laws, rules and regulations.

        (g) Legends. Such Purchaser understands that the Notes and the certificates for the Preferred Shares and the Replacement Warrants (to the extent issued upon conversion of the Notes) and the Conversion Shares and the Warrant Shares (until such time as the Conversion Shares and Warrant Shares have been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement or otherwise may be sold by such Purchaser under Rule 144(k)), shall bear a restrictive legend in substantially the following form:

               The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any other jurisdiction. The securities represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws.

        The Company agrees that at any time the Registration Statement is effective, and assuming compliance with the applicable provisions of the Certificate of Designation or the Replacement Warrant, as applicable, the Company shall instruct its transfer agent to issue (and provide such transfer agent with any additional documentation that may be necessary to cause the Conversion Shares and the Warrant Shares to be issued without the restrictive legend above), in connection with the issuance of the Conversion Shares and Warrant Shares, certificates representing such Conversion Shares and Warrant Shares without the restrictive legend above, provided such Conversion Shares and Warrant Shares are to be sold pursuant to the prospectus contained in the Registration Statement. The parties acknowledge that the Company has certain rights with respect to transfers of the Securities as set forth in the Registration Rights Agreements.

        The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement and the Security is sold pursuant to and as set forth in such Registration Statement and in the Securities Act; (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act; or (c) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance written notice to such Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and such Purchaser shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

        (h) Authorization; Enforcement. This Agreement, the Security Documents and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Purchaser and are valid and binding agreements of such Purchaser enforceable against such Purchaser in accordance with their terms.

        (i) Residency. Such Purchaser is a resident of the jurisdiction set forth under such Purchaser's name on the Execution Page hereto executed by such Purchaser.

        (j) Ownership. Such Purchaser owns, beneficially and of record, good and marketable title to that number of shares of Series A Preferred Stock and/or Series B Preferred Stock as is set forth on such Purchaser's Execution Page attached hereto.

        The Purchasers' representations and warranties made in this Article 2 are made solely for the purpose of permitting the Company to make a determination that the offer and issuance of the Securities pursuant to this Agreement complies with applicable U.S. federal and state securities laws and not for any other purpose. Accordingly, the Company should not rely on such representations and warranties for any other purpose.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth on a Schedule of Exceptions executed and delivered by the Company to the Purchasers at Closing (the "SCHEDULE OF EXCEPTIONS"), the Company represents and warrants to each Purchaser as follows:

        (a) Organization and Qualification. The Company and each of its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the Securities, (ii) the ability of the Company to perform its obligations hereunder or under the Certificate of Designation, the Notes, the Replacement Warrants, the Security Documents or the Registration Rights Agreement or (iii) the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, taken as a whole.

        (b) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Replacement Warrants, the Security Documents and the Registration Rights Agreement, to repurchase the Series A Preferred Stock and the Series B Preferred Stock and issue the Notes in accordance with the terms hereof and, subject to obtaining the Authorized Stock Approval and NASD Rule Approval contemplated by Section 4(r) below, to issue the Preferred Shares upon conversion of the Notes in accordance with the terms thereof, the Replacement Warrants in exchange for the Old Warrants in accordance with the terms hereof, the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation and the Warrant Shares upon exercise of the Replacement Warrants in accordance with the terms of such Replacement Warrants; (ii) the execution, delivery and performance of this Agreement, the Notes, the Replacement Warrants, the Security Documents and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and, subject to obtaining the Authorized Stock Approval and NASD Rule Approval contemplated by Section 4(r) below, the issuance of the Replacement Warrants and the issuance and reservation for issuance of the Preferred Shares, the Conversion Shares and the Warrant Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or any committee of the Board of Directors is required, and (iii) this Agreement constitutes, and, upon execution and delivery by the Company of the Notes, the Replacement Warrants, the Security Documents and the Registration Rights Agreement, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

        (c) Stockholder Authorization. Neither the execution, delivery or performance by the Company of this Agreement, the Notes, the Replacement Warrants, the Security Documents or

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the Registration Rights Agreement nor the consummation by it of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Notes, the issuance of the Replacement Warrants or the issuance or reservation for issuance of the Preferred Shares, the Conversion Shares or the Warrant Shares) requires any consent or authorization of the Company's stockholders, except for the Authorized Stock Approval and the NASD Rule
Approval contemplated by Section 4(r) below.

        (d) Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Notes, Preferred Shares and the Replacement Warrants) exercisable or exchangeable for, or convertible into, any shares of capital stock and the number of shares to be reserved for issuance upon conversion of the Notes and the Preferred Shares and exercise of the Replacement Warrants is set forth on Schedule 3(d) of the Schedule of Exceptions. All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such warrants, options or preferred stock, will be, validly issued, fully paid and non-assessable. No shares of capital stock of the Company (including the Notes, the Preferred Shares, the Conversion Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as set forth on Schedule 3(d) of the Schedule of Exceptions, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, nor are any such issuances or arrangements contemplated, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreements). Schedule 3(d) of the Schedule of Exceptions sets forth all of the Company issued securities or instruments containing antidilution or similar provisions that will be triggered by, and all of the resulting adjustments that will be made to such securities and instruments as a result of, the issuance of the Securities in accordance with the terms of this Agreement, the Certificate of Designation, the Notes or the Replacement Warrants. The Company has furnished to the Purchasers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), the Company's By-laws as in effect on the date hereof (the "BY-LAWS"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company. The Certificate of Designation, in the form attached hereto, will be duly filed prior to Closing with the Secretary of State of the State of Delaware and, in the event of and upon the issuance of the Preferred Shares in accordance with the terms of the Notes, each Purchaser shall be entitled to the rights set forth therein.

        (e) Issuance of Shares. The Preferred Shares are duly authorized and, in the event of and upon issuance in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances (other than restrictions on transfer contained in this Agreement and in the Registration Rights Agreements) and will not be subject to preemptive rights, rights of first refusal or other similar rights of

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stockholders of the Company and will not impose personal liability on the holders thereof. Upon obtaining the Authorized Stock Approval contemplated by
Section 4(r) below, the Conversion Shares shall be duly authorized and reserved for issuance, and, upon conversion of the Preferred Shares in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances (other than restrictions on transfer contained in this Agreement and in the Registration Rights Agreements) and will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof. Upon obtaining the Authorized Stock Approval contemplated by Section 4(r) below, the Warrant Shares shall be duly authorized and reserved for issuance, and, upon exercise of the Replacement Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances (other than restrictions on transfer contained in this Agreement and in the Registration Rights Agreements) and will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

        (f) No Conflicts. The execution, delivery and performance of this Agreement, the Notes, the Replacement Warrants, the Security Documents and the Registration Rights Agreement by the Company, the performance by the Company of its obligations under the Notes, the Replacement Warrants and the Certificate of Designation, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the issuance of the Replacement Warrants and the issuance and reservation of the Preferred Shares, the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as a Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and the

Registration Rights Agreement, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Notes, the Replacement Warrants, the Security Documents or the Registration Rights Agreement or to perform its obligations under the Notes, the Replacement Warrants or the Certificate of Designation, in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the Nasdaq National Market ("NNM") and has received no notice regarding the potential delisting of the Common Stock by the NNM.

        (g) SEC Documents, Financial Statements. Since December 31, 2001, the Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has delivered to each Purchaser true and complete copies of the SEC Documents. To the extent that any SEC Document is available under the SEC's EDGAR filing system prior to the date hereof, such SEC Document shall be deemed to have been delivered to each of the Purchasers. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.


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

        (h) Absence of Certain Changes. Since December 31, 2001, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in the SEC Documents filed prior to the date hereof.

        (i) Absence of Litigation. Except as disclosed in the SEC Documents filed prior to the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body, including, without limitation, the SEC or NASDAQ, pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

        (j) Intellectual Property. Each of the Company and its subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") necessary for the conduct of its business as now being conducted. To the best knowledge of the Company, neither the Company nor any subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any Intangibles. Except as set forth on Schedule 3(j) of the Schedule of Exceptions, neither the Company nor any of its subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles. Except as set forth on Schedule 3(j) of the Schedule of Exceptions, the termination of the Company's ownership of, or right to use, any single Intangible would not result in a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company's or its subsidiaries' ownership or right to use its Intangibles and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company and its subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the best knowledge of the Company, no person is infringing on or violating the Intangibles owned or used by the Company or its subsidiaries.

        (k) Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

        (l) Disclosure. All information relating to or concerning the Company set forth in this Agreement or provided to any Purchaser pursuant to Section 2(d) hereof or otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

        (m) Acknowledgment Regarding Repurchase of Preferred Stock and Issuance of Notes. The Company acknowledges and agrees that none of the Purchasers is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, the relationship between the Company and the Purchasers is "arms-length" and any statement made by any Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser's acquisition of Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further acknowledges that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

        (n) Listing. Upon obtaining the Authorized Stock Approval and the NASD Rule Approval, the Company will secure the listing of the Conversion Shares and the Warrant Shares upon each national securities exchange or automated quotation system upon which shares of Common Stock are currently listed (subject to official notice of issuance).

        (o) Form S-3 Eligibility. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. There exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Registration Rights Agreement). The Company has no basis to believe that its past or present independent public auditors will withhold their consent to the inclusion, or incorporation by reference, of their audit opinion concerning the Company's financial statements which are included in the Registration Statement required to be filed pursuant to the Registration Rights Agreement.

        (p) No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

        (q) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, Rule 4350(i) of the NASD or any similar rule.

        (r) No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions or finder's fees or for similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby.

        (s) Acknowledgment Regarding Securities. The number of Conversion Shares issuable upon conversion of the Preferred Shares may increase in certain circumstances. The Company's executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with the Certificate of Designation is, other than as set forth in the Certificate of Designation, absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders and the availability of remedies provided for in the Transaction Documents relating to a failure or refusal to issue Conversion Shares. Taking the foregoing into account, the Company's Board of Directors has determined in its good faith business judgment that the issuance of the Notes and Replacement Warrants hereunder and the Preferred Shares pursuant to the Notes and the consummation of the other transactions contemplated hereby and thereby are in the best interests of the Company and its stockholders. The Company's Board of Directors and executive officers fully intend to honor their obligations hereunder to issue Conversion Shares upon conversion of the Preferred Shares regardless of the dilution that such issuance may have on the ownership interests of other stockholders and the availability of remedies provided for in the Transaction Documents relating to their failure or refusal to issue Conversion Shares.

        (t) Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

        (u) Tax Status. Except as set forth in the SEC Documents, the Company and each of its subsidiaries has made or filed all foreign, U.S. federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

        (v) Key Employees. Each of the Company's directors, officers and any Key Employee (as defined below) is currently serving the Company in the capacity disclosed in the SEC Documents. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the knowledge of the Company and its subsidiaries, any intention to terminate or limit his employment with, or services to, the Company or any of its subsidiaries, nor, to the knowledge of the Company, is any such Key Employee subject to any constraints which would cause such employee to be unable to devote his full time and attention to such employment or services. "KEY EMPLOYEE" means the persons listed on Schedule 3(v) of the Schedule of Exceptions and any individual who assumes or performs any of the duties of a Key Employee.

        (w) Insurance. The Company and its subsidiaries have in force fire, casualty, product liability and other insurance policies, with extended coverage and in such amounts as are customarily carried by persons engaged in the same or similar business as the Company and its subsidiaries. No default or event has occurred that could give rise to a default under any such policy.

        (x) Environmental Matters. There is no environmental litigation or other environmental proceeding pending or threatened by any governmental regulatory authority or others with respect to the current or any former business of the Company or its subsidiaries or any partnership or joint venture currently or at any time affiliated with the Company or its subsidiaries. No state of facts exists as to environmental matters or Hazardous Substances (as defined below) that involves the reasonable likelihood of a material capital expenditure by the Company or its subsidiaries or that may otherwise have a Material Adverse Effect. No Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Company or its subsidiaries or by any partnership or joint venture currently or at any time affiliated with the Company or its subsidiaries in violation of any applicable environmental laws. The environmental compliance programs of the Company and its subsidiaries comply in all respects with all environmental laws, whether federal, state or local, currently in effect. As used herein, "HAZARDOUS SUBSTANCES" means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

        (y) Inventory. All inventory of the Company and its subsidiaries is valued on the Company's consolidated books and records at the lower of standard cost, which approximates actual cost, or the fair market value thereof. Except, to the extent of the Company's reserves for obsolete or unmerchantable inventory reflected in the Company's SEC Documents, all such inventory, after consideration of reserves consisting of finished goods is of merchantable quality and is saleable in the ordinary course of business consistent with past practice.

        (z) Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities which are material to conduct its business, and neither the Company nor any of its subsidiaries has received any written notice of any proceeding relating to the revocation or modification of any such certificate, authorization or permit.

        (aa) Subsidiaries. The business of the Company is and has been conducted solely by and through the Company and not by or through any other person or entity. The Company does not directly or indirectly own, control or have any investment or other interest in any corporation, company, partnership, joint venture, business trust or other entity.

4.      COVENANTS.

        (a) Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6 and Section 7 of this Agreement.

        (b) Form D: Blue Sky Laws. The Company shall file with the SEC a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to each Purchaser pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date. Within four (4) trading days after the Closing Date, the Company shall file a Form 8-K concerning this Agreement and the transactions contemplated hereby, which Form 8-K shall attach this Agreement and its Exhibits as exhibits to such Form 8-K.

        (c) Reporting Status. So long as any Purchaser beneficially owns any of the Securities, the Company shall timely file (within applicable extension periods) all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions reasonably necessary to meet the "registrant eligibility" requirements set forth in the general instructions to Form S-3 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

        (d) Purchaser Waivers. In connection with the transactions contemplated hereby and by the Securities Purchase Agreement and the other Transaction Documents, each Purchaser hereby:

               (i) approves (A) the designation of the "Series C Convertible Preferred Stock," which will be pari-passu in some circumstances with the Series A Preferred Stock and the Series B Preferred Stock, and (B) the issuance and sale to the Series C Purchasers of the Preferred Shares and the Series C Warrants in accordance with the terms of the Securities Purchase Agreement;

               (ii) waives its right, pursuant to Section 4(e) of that certain Securities Purchase Agreement dated June 29, 2001 by and among the Company and certain purchasers of the Company's Series A Preferred Stock (the "SERIES A SECURITIES PURCHASE AGREEMENT") and Securities Purchase Agreement dated March 22, 2002 by and among the Company and certain purchasers of the Company's Series B Preferred Stock (the "SERIES B SECURITIES PURCHASE AGREEMENT"), as applicable, to participate in the issuance to the Series C Purchasers of the Preferred Shares and the Series C Warrants in accordance with the terms of the Securities Purchase Agreement (including all notices and notice periods required thereby);

               (iii) waives compliance by the Company with Section 4(m) of the Series A Securities Purchase Agreement and the Series B Securities Purchase Agreement, as applicable, to the extent necessary to comply with the terms of this Agreement and the Preferred Shares; and

               (iv) as required by the terms of that certain First Registration Rights Agreement and Second Registration Rights Agreement, each dated June 29, 2001 by and among the Company and the purchasers of Series A Preferred Stock, and that certain Registration Rights Agreement dated March 22, 2002 by and among the Company and the purchasers of the Series B Preferred Stock, as applicable,
(A) consents to the registration rights granted to the Series C Purchasers pursuant to the Registration Rights Agreement; (B) consents to the filing of the Registration Statements and all amendments or supplements thereto, and any subsequent filings, contemplated by the Registration Rights Agreement; and (C) waives all rights to notice and all rights to include shares to be registered under such Registration Statements (except to the extent provided in the Registration Rights Agreement), and any other rights triggered by the actions consented to hereby.

        (e) Participation Right. Subject to the terms and conditions specified in this Section 4(e), for so long as the Notes remain outstanding, the Purchasers shall have a right to participate with respect to the issuance or possible issuance of (i) future equity or equity-linked securities, or (ii) debt which is convertible into equity or in which there is an equity component ("ADDITIONAL SECURITIES") on the same terms and conditions as offered by the Company to the other purchasers of such Additional Securities. Each time the Company proposes to offer any Additional Securities, the Company shall make an offering of such Additional Securities to each Purchaser in accordance with the following provisions:

               (i) the Company shall deliver a notice (the "NOTICE") to the Purchasers stating (i) its bona fide intention to offer such Additional Securities, (ii) the number of such Additional Securities to be offered, (iii) the price and terms, if any, upon which it proposes to offer such Additional Securities, and (iv) the anticipated closing date of the sale of such Additional Securities.

               (ii) by written notification received by the Company, within twenty (20) days after giving of the Notice, any Purchaser may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Additional Securities which equals the proportion that the number of shares of Common Stock that such Purchaser would have the right to acquire assuming the full conversion of such Purchaser's Notes into Preferred Shares and the full conversion of such Preferred Shares into Conversion Shares bears to the total number of shares of Common Stock then outstanding (assuming in each case full conversion and exercise of all convertible or exercisable securities then outstanding). The Company shall promptly, in writing, inform each Purchaser which elects to purchase all of the Additional Shares available to it ("FULLY-EXERCISING PURCHASER") of any other Purchaser's failure to do likewise. During the five-day period commencing after such information is given, each Fully-Exercising Purchaser shall be entitled to obtain that portion of the Additional Securities for which the Purchasers were entitled to subscribe but which were not subscribed for by the Purchasers which is equal to the proportion that the number of shares of Common Stock that such Fully-Exercising Purchaser would have the right to acquire assuming the full conversion of such Purchaser's Notes into Preferred Shares and the full conversion of such Preferred Shares into Conversion Shares bears to the total number of shares of Common Stock that all Fully-Exercising Purchasers who wish to purchase some of the unsubscribed shares would have the right to acquire assuming the full conversion of such Purchasers' Notes into Preferred Shares and the full conversion of such Preferred Shares into Conversion Shares;

               (iii) if all Additional Securities which the Purchasers are entitled to obtain pursuant to subsection 4(e)(ii) are not elected to be obtained as provided in subsection 4(e)(ii) hereof, the Company may, during the 75-day period following the expiration of the period provided in subsection 4(e)(ii) hereof, offer the remaining unsubscribed portion of such Additional Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not consummate the sale of such Additional Securities within such period, the right provided hereunder shall be deemed to be revived and such Additional Securities shall not be offered or sold unless first reoffered to the Purchasers in accordance herewith;

               (iv) the participation right in this Section 4(e) shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, officers, directors, or consultants of the Company for the primary purpose of soliciting or retaining their employment or service pursuant to a stock option plan (or similar equity incentive plan) approved by the Board of Directors, (ii) the issuance of securities in connection with a bona fide underwritten public offering at an offering price per share (prior to underwriter's commissions and discounts) of not less than 200% of the Conversion Price (as such term is defined in the Certificate of Designation) (as adjusted to reflect any stock dividends, distributions, combinations, reclassifications and other similar transactions effected by the Corporation in respect to its Common Stock) that results in total proceeds to the Company of at least $40,000,000, (iii) the issuance or sale of the Preferred Shares, (iv) the issuance of securities in connection with mergers, acquisitions, strategic business partnerships or joint ventures (including, without limitation, such transactions with major pharmaceutical labs or life sciences companies), the primary purpose of which, in the reasonable judgment of the Board of Directors, is not to raise additional capital, (v) the issuance of securities pursuant to any equipment financing from a bank or similar financial or lending institution approved by the Board of Directors, or (vi) any issuance of securities as to which the holders of a majority of the then outstanding Notes shall have executed a written waiver of the rights contained in this Section 4(e).

               (v) the participation right set forth in this Section 4(e) may not be assigned or transferred, except that such right is assignable by each Purchaser to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Purchaser.

        (f) Expenses. The Company shall pay to SDS Capital Partners ("SDS CAPITAL") at the Closing, reimbursement for the out-of-pocket expenses reasonably incurred by SDS Capital's advisors in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, SDS Capital's advisors' reasonable due diligence and attorneys' fees and expenses (the "EXPENSES"); provided, however, that in lieu of such payment SDS Capital (or its affiliates) shall be permitted to deduct all Expenses from the purchase price payable by SDS Capital (or its affiliates) hereunder. In addition, from time to time thereafter, upon SDS Capital's written request, the Company shall pay to SDS Capital such additional Expenses, if any, not covered by such payment, in each case to the extent reasonably incurred by SDS Capital's agents prior to the Closing in connection with the negotiation, preparation, execution and delivery of this Agreement.

        (g) Financial Information. The Company shall send the following reports to each Purchaser until such Purchaser transfers, assigns or sells all of its
Securities: within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy statements and any Current Reports on Form 8-K. To the extent that any of the foregoing documents is available under the SEC's EDGAR filing system, such documents shall be deemed to have been delivered to each of the Purchasers.

        (h) Reservation of Shares. The Company shall at all times have authorized and reserved for the purpose of issuance a sufficient number of Preferred Shares to provide for the full conversion of the Notes and issuance of the Preferred Shares in connection therewith and, subject to obtaining the Authorized Stock Approval contemplated by Section 4(r) below, a sufficient number of shares of Common Stock to provide for the full conversion of the Preferred Shares issuable upon conversion of the Notes and issuance of the Conversion Shares in connection therewith and the full exercise of the Replacement Warrants and issuance of the Warrant Shares in connection therewith, in each case to the extent required by the Certificate of Designation and the Replacement Warrants.

        (i) Listing. The Company shall file an application for the listing of the Conversion Shares and the Warrant Shares promptly, but in any event within three (3) business days following, the date on which the Company obtains the Authorized Stock Approval and the NASD Rule Approval. From the time that such application has been approved and thereafter, the Company shall maintain, so long as any Purchaser (or any of their affiliates) own any Securities, the listing of all Conversion Shares and the Warrant Shares from time to time issuable upon conversion of the Preferred Shares and exercise of the Replacement Warrants on each national securities exchange or automated quotation system on which shares of Common Stock are currently listed. The Company will use its best efforts to continue the listing and trading of its Common Stock on the NNM, the New York Stock Exchange ("NYSE"), the American Stock Exchange ("AMEX") or the Nasdaq SmallCap Market (the "SMALLCAP") and will comply in all material respects with the reporting, filing and other obligations under the bylaws or rules of the NASD and such exchanges, as applicable. The Company shall promptly provide to each holder of Preferred Shares and/or Replacement Warrants copies of any notices it receives regarding the continued eligibility of the Common Stock for trading on the NNM or, if applicable, any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any.

        (j) Corporate Existence. So long as a Purchaser beneficially owns any Securities, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, the Company shall ensure that the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the Certificate of Designation, the Notes, the Replacement Warrants, the Security Documents and the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all Preferred Shares and exercise in full of all Replacement Warrants outstanding as of the date of such transaction and (ii) is a publicly traded corporation whose common stock is listed for trading on the NNM, SmallCap, NYSE or AMEX. Notwithstanding the foregoing, the Company covenants and agrees that it will not engage in any merger, consolidation or sale of all or substantially all of its assets at any time prior to the effectiveness of the Registration Statement required to be filed pursuant to the Registration Rights Agreement without (A) providing each Purchaser with written notice of such transaction at least 60 days prior to the consummation of such transaction and
(B) obtaining the written consent of the Purchasers holding a majority-in-interest of the then outstanding Preferred Shares held by such Purchasers on or before the 10th day after the delivery of such notice by the Company.

        (k) No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of the Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

        (l) Legal Compliance. The Company shall conduct its business and the business of its subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

        (m) Redemptions and Dividends. So long as any Purchaser beneficially owns any Notes or Preferred Shares, the Company shall not, without first obtaining the written approval of the Purchasers holding a majority-in-interest of the Notes then outstanding or the holders of a majority of the Preferred Shares then outstanding, as applicable, repurchase, redeem, or declare or pay any cash dividend or distribution on, any shares of capital stock of the Company; provided, however, that the foregoing shall not prohibit the Company from repurchasing, redeeming or declaring or paying cash dividends or distributions on shares of the Series A Preferred Stock and Series C Convertible Preferred Stock provided that any such repurchases, redemptions, dividends and distributions are made solely in accordance with the terms of such Series A Preferred Stock and Series C Convertible Preferred Stock as in effect on the date hereof.

        (n) Information. The Company will furnish to each Purchaser, so long as it holds any Securities:

               (i) concurrently with the filing with the SEC of its annual reports on Form 10-K, a certificate of the President, a Vice President or a senior financial officer of the Company stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, neither the Company nor any of its subsidiaries is or has during such period been in default in the performance or observance of any of the terms, covenants or conditions hereof, or, if the Company or any of its subsidiaries shall be or shall have been in default, specifying all such defaults, and the nature and period of existence thereof, and what action the Company or such subsidiary has taken, is taking or proposes to take with respect thereto; and

               (ii) the information the Company must deliver to any holder or to any prospective transferee of Securities in order to permit the sale or other transfer of such Securities pursuant to Rule 144A of the SEC or any similar rule then in effect.

        The Company will keep at its principal executive office a true copy of this Agreement (as at the time in effect), and cause the same to be available for inspection at such office during normal business hours by any holder of Securities or any prospective transferee of Securities designated by a holder thereof.

        (o) Inspection of Properties and Books. So long as any Purchaser shall hold any Securities, such Purchaser and its representatives and agents (collectively, the "INSPECTORS") shall have the right, at such Purchaser's expense, to visit and inspect any of the properties of the Company and of its subsidiaries, to examine the books of account and records of the Company and of its subsidiaries, to make or be provided with copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and of its subsidiaries with, and to be advised as to the same by, its and their officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss such affairs, finances and accounts, whether or not a representative of the Company is present) all at such reasonable times and intervals and to such reasonable extent as such Purchaser may desire; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to such Purchaser) of any such information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement filed pursuant to the Registration Rights Agreement, (b) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 4(o). Each Purchaser agrees that it shall, upon learning that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential. Notwithstanding the foregoing, the Company shall be permitted to withhold from disclosure under this paragraph any material protected by attorney-client privilege.

        (p) Waivers and Consents. Prior to the effectiveness any Registration Statement filed in accordance with Section 2(a)(ii) of the Registration Rights Agreement, the Company shall have obtained proper waivers from the stockholders and warrant holders referred to on Schedule 3(f) of the Schedule of Exceptions to this Agreement.

        (q) Confidential Agreement. Each Purchaser will hold in confidence all information concerning this Agreement and the placement of shares hereunder until the earlier of such time as (i) the Company has made a public announcement concerning the Agreement and the placement of shares hereunder or (ii) this Agreement is terminated.

        (r) Stockholder Approval. The Company shall call a meeting of its stockholders to be held as promptly as practicable (but in any event no later than 90 days after the Closing Date) for the purpose of voting upon and approving (i) the increase in the number of authorized shares of the Company's Common Stock to a number sufficient to provide for (A) the issuance and conversion of all of the Preferred Shares issuable by the Company to the Purchasers upon conversion of the Notes, (B) the exercise of the Replacement Warrants issued by the Company to the Purchasers pursuant hereto, and (C) the conversion or exercise of all other outstanding securities of the Company that are convertible into or exercisable for shares of Common Stock (the "AUTHORIZED STOCK APPROVAL"), (ii) to approve the conversion of the Notes into Preferred Shares and the issuance of the Replacement Warrants, in accordance with Rule 4350(i) of the NASD or any similar rule (the "NASD RULE APPROVAL"), and (iii) to amend the Certificate of Designation to include (a) the right of the Company to pay any premium payments due thereunder in either cash or shares of Common Stock at the Company's election and (b) the same anti-dilution protections as are currently afforded to the Company's Series A Preferred Stock pursuant to Article XI, Section G of the Series A Certificate of Designations (the "SERIES C AMENDMENT APPROVAL" and, together with the Authorized Stock Approval and the NASD Rule Approval, the "STOCKHOLDER APPROVAL"). The Company shall recommend to its stockholders approval of such matters. The Company shall use its best efforts to solicit from its stockholders proxies in favor of such matters sufficient to obtain the Stockholder Approval (including any such approval required by the NASD), and shall vote such proxies, and shall use its best efforts to cause all "affiliates" (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) of the Company to vote any shares of Common Stock beneficially owned by such persons or entities, in favor of such matters. In the event and upon obtaining the Authorized Stock Approval and the NASD Rule Approval, the Company shall take all such corporate action as shall be necessary to reserve the Conversion Shares for issuance upon conversion of the Preferred Shares in accordance with the terms thereof, the Warrant Shares for issuance upon exercise of the Replacement Warrants in accordance with the terms thereof and such number of additional shares of Common Stock as shall be issuable upon the conversion or exercise of all other outstanding securities of the Company that are convertible into or exercisable for shares of Common Stock. In the event and upon obtaining the Series C Amendment Approval, (x) the Company shall prepare and, subject to the approval of the holders of Preferred Shares in accordance with the Certificate of Designation, file an amendment to the Certificate of Designation to include such additional provisions, and (y) provided that the stockholders have approved all of the amendments described in clause (ii) of this Section 4(r), the Purchasers shall, in their capacity as holders of Preferred Shares, consent to such amendment.

        (s) Warrant Exchange. In the event that the Authorized Stock Approval and the NASD Rule Approval are obtained as contemplated by Section 4(r) above (the date on which such approvals are obtained, the "APPROVAL DATE"), the Company shall issue to each Purchaser who, prior to the consummation of the repurchase pursuant hereto, was a holder of Series B Preferred Stock, in exchange for delivery of such Purchaser's Old Warrant for cancellation, a Replacement Warrant, dated the Approval Date, representing the right to purchase a number of shares of Common Stock equal to the product obtained by multiplying
(i) the number of shares issuable upon full exercise of the Old Warrant by (ii) a fraction, the numerator of which is $2.508 and the denominator of which is the "Exercise Price" of the Series C Warrants in effect on the Approval Date, and otherwise in the form attached hereto as Exhibit B, which exchange shall be conducted in the manner set forth in this Section 4(s). Promptly following the Approval Date, but in any event within two business days thereafter, the Company shall send written notice to the Purchasers who are entitled to participate in the exchange pursuant to this Section 4(s) of such approvals, and each such Purchaser shall deliver to the Company such Purchaser's Old Warrant (or evidence of the loss, theft, destruction or mutilation thereof in accordance with Section 7(c) of the Old Warrant) for cancellation by the Company. Promptly upon receipt of an Old Warrant (or evidence of the loss, theft, destruction or mutilation thereof) from any given Purchaser, the Company shall promptly, but in any event within two business days following such receipt, issue to such Purchaser the Replacement Warrant to which such Purchaser is entitled pursuant to this Section 4(s).

5.      TRANSFER AGENT INSTRUCTIONS.

        (a) The Company shall instruct its transfer agent to issue certificates (subject to the legend and other provisions hereof and in the Notes, the Certificate of Designation and the Replacement Warrants), registered in the name of each Purchaser or its nominee, for the Preferred Shares, the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by such Purchaser to the Company upon conversion of the Notes or the Preferred Shares or exercise of the Replacement Warrants, as applicable. To the extent and during the periods provided in Sections 2(f) and 2(g) of this Agreement, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement.

        (b) The Company warrants that no instruction other than such instructions referred to in this Section 5, the Registration Rights Agreement and stop transfer instructions to give effect to Section 2(f) hereof in the case of the transfer of the Conversion Shares or Warrant Shares prior to registration of the Conversion Shares or Warrant Shares under the Securities Act or without an exemption therefrom, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way each Purchaser's obligations and agreement set forth in Section 2(g) hereof to resell the Securities pursuant to an effective registration statement or under an exemption from the registration requirements of applicable securities law.

        (c) If any Purchaser provides the Company and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities have been sold or transferred pursuant to an exemption from registration, or any Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that such Securities may be sold under Rule 144(k), the Company shall permit the transfer and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser.

6.      CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

        The obligation of the Company hereunder to repurchase the Series B Preferred Stock and issue the Notes to each Purchaser hereunder is subject to the satisfaction, at or before the Closing, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

        (a) Each Purchaser shall have executed such Purchaser's Execution Page to this Agreement and the Registration Rights Agreement and delivered the same to the Company.

        (b) Each Purchaser shall have delivered the share certificate(s) representing such Purchaser's shares of Series B Preferred Stock being repurchased at the Closing in accordance with Section 1(a) above.

        (c) The representations and warranties of each Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

        (d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7. CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE. The obligation of each Purchaser hereunder to have its shares of Series B Preferred Stock repurchased in exchange for a Note at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that such conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in such Purchaser's sole discretion:

        (a) The Company shall have executed this Agreement, the Notes, the Security Documents (together with any other documents necessary to perfect the security interests created thereby or otherwise contemplated therein) and the Registration Rights Agreement, and delivered executed original copies of the same to such Purchaser.

        (b) The Certificate of Designation shall have been filed and accepted for filing with the Secretary of State of the State of Delaware and a copy thereof certified by the Secretary of State of Delaware shall have been delivered to such Purchaser.

        (c) The Company shall have delivered to such Purchaser duly executed Notes (each in such denominations as such Purchaser shall request) representing the aggregate Purchase Price to be paid by the Company to such Purchaser at the Closing in accordance with Section 1(b) above.

        (d) The Common Stock shall be authorized for quotation and listed on the NNM and trading in the Common Stock (or the NNM generally) shall not have been suspended by the SEC or the NNM.

        (e) The representations and warranties of the Company in this Agreement and in the other Transaction Documents shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement or any other Transaction Document to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Company shall have delivered for the benefit of the Purchasers, a certificate, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the Closing Date to the foregoing effect and as to such other matters as may reasonably be requested by such Purchaser.

        (f) No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

        (g) Each Purchaser shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Purchaser and in substantially the form of Exhibit G attached hereto.

        (h) Each Purchaser shall have received a copy of resolutions, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the Closing, authorizing the consummation by the Company of the transactions contemplated hereby and by the Notes, the Replacement Warrants, the Security Documents and the Registration Rights Agreement, certified as such by the Secretary or Assistant Secretary of the Company.

        (i) On or prior to the Closing Date, the Company shall have entered into the following agreements with Pfizer Inc. (or one of its affiliates): (i) Master Services Agreement, (ii) Non-Exclusive License Agreement and (iii) Stock Purchase Agreement, and shall have consummated the transactions contemplated by the Stock Purchase Agreement.

        (j) On or prior to the Closing Date, the Company shall have entered into the Securities Purchase Agreement with the Series C Purchasers and shall have consummated the transactions contemplated thereby.

8.      COLLATERAL AGENCY PROVISIONS.

        (a) Appointment of Collateral Agent. The Purchasers hereby appoint SDS Merchant Fund, LP, to act as collateral agent (the "COLLATERAL AGENT") and SDS Merchant Fund, LP, agrees to act as Collateral Agent for the Purchasers, as contemplated herein and in the Security Documents.

        (b) Collateral Agent Authorized to Enter into Collateral Documents. Each of the Purchasers authorizes the Collateral Agent to enter into the Security Documents on its behalf.

        (c) Amendment to Security Documents. The Purchasers holding a majority of the total outstanding principal balance of the Notes (the "REQUIRED HOLDERS") shall have the right to direct the Collateral Agent, from time to time, to consent to any amendment, modification or supplement to or waiver of any provision of any Security Document and to release any Collateral (as defined in the Security Documents) from any lien or security interest held by the Collateral Agent; provided, however, that (i) no such direction shall require the Collateral Agent to consent to the modification of any provision or portion thereof which (in the sole judgment of the Collateral Agent) is intended to benefit the Collateral Agent, (ii) the Collateral Agent shall have the right to decline to follow any such direction if the Collateral Agent shall determine in good faith that the directed action is not permitted by the terms of any Security Document or may not lawfully be taken and (iii) no such direction shall waive or modify any provision of any Security Document the waiver or modification of which requires the consent of all Purchasers unless all Purchasers consent thereto. The Collateral Agent may rely on any such direction given to it by the Required Holders and shall be fully protected in relying thereon, and shall under no circumstances be liable, except in circumstances involving the Collateral Agent's gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, to any holder of the Notes or any other person or entity for taking or refraining from taking action in accordance with any direction or otherwise in accordance with any of the Security Documents.

        (d) Duties of Collateral Agent.

               (i) Powers. The Collateral Agent shall have and may exercise such powers under the Security Documents as are specifically delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Collateral Agent shall not have any implied duties or any obligations to take any action under the Security Documents except any action specifically provided by the Security Documents to be taken by the Collateral Agent.

               (ii) Reliance on Instructions of Required Holders. The Collateral Agent shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Holders and such instructions shall be binding upon all the Purchasers; provided that the Collateral Agent shall not be required to take any action which the Collateral Agent in good faith believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Security Documents and applicable law.

               (iii) Action Without Instructions After Event of Default. Absent written instructions from the Required Holders at a time when an Event of Default shall have occurred and be continuing, the Collateral Agent may take, but shall have no obligation to take, any and all actions under the Security Documents or any of them or otherwise as it shall deem to be in the best interests of the Purchasers; provided, however, that in the absence of written instructions from the Required Holders, the Collateral Agent shall not exercise remedies available to it under any Security Document with respect to the Collateral or any part thereof (other than preserving, collecting and protecting the Collateral and the proceeds thereof).

               (iv) Independent Right of Each Purchaser to Instruct Collateral Agent. The right of each Purchaser to instruct the Collateral Agent is the separate and individual property of such Purchaser and may be exercised as such Purchaser sees fit in its sole discretion and with no liability to any other such Purchaser for the exercise or non-exercise thereof. Without limiting the foregoing, the Required Holders shall not be liable under any circumstances to any other Purchaser for any action taken or omitted to be taken hereunder by the Collateral Agent upon written instructions from the Required Holders.

               (v) Relationship Between Collateral Agent and Purchasers. The relationship between the Collateral Agent and the Purchasers is and shall be only to the extent explicitly provided for herein that of agent and principal and nothing herein contained shall be construed to constitute the Collateral Agent a trustee for any Purchaser or to impose on the Collateral Agent duties and obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, neither the Collateral Agent nor any of its directors, officers, employees, partners or agents shall:

                      (A) be responsible to the other Purchasers for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, perfection, effectiveness or enforceability of, the Security Documents (it being expressly understood that any determination of the foregoing is the responsibility of each Purchaser),

                      (B) be responsible to the other Purchasers for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any security interest in the Collateral (it being expressly understood that any determination of the foregoing is the responsibility of each Purchaser),

                      (C) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by any person or entity of its or their obligations under any Security Document (it being expressly understood that any determination of the foregoing is the responsibility of each Purchaser),

                      (D) be deemed to have knowledge of the occurrence of an Event of Default (as defined in the Notes), or any event, condition or circumstance the occurrence of which would, with the giving of notice or the passage of time or both, constitute an Event of Default,

                      (E) be responsible or liable to the Purchasers for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located regardless of the cause thereof unless the same shall happen solely through the gross negligence or willful misconduct of the Collateral Agent as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction,

                      (F) have any liability to the Purchasers for any error or omission or action or failure to act of any kind made in the settlement, collection or payment in connection with any of the Security Documents or any of the Collateral or any instrument received in payment therefor or for any damage resulting therefrom other than as a sole result of its own gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, or

                      (G) in any event, be liable to the Purchasers as such for any action taken or omitted by it, absent, in each case described in this subsection, its gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.

        (e) Standard of Care. Each Purchaser agrees with all other Purchasers and the Collateral Agent that nothing contained in this Agreement shall be construed to give rise to, nor shall such Purchaser have, any claims whatsoever against the Collateral Agent on account of any act or omission to act in connection with the exercise of any right or remedy of the Collateral Agent with respect to the Security Documents or the Collateral in the absence of gross negligence or willful misconduct of the Collateral Agent as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.

        (f) Collateral In Possession of Collateral Agent. The Collateral Agent shall be at liberty to place any of the Collateral, this Agreement, the Security Documents and any other instruments, documents or deeds delivered to it pursuant to or in connection with any of such documents in any safe deposit box, safe or receptacle selected by it or with any bank, any company whose business includes undertaking the safe custody of documents or any firm of lawyers of good repute and the Collateral Agent shall not be responsible for any loss thereby incurred unless such loss is solely the result of the Collateral Agent's gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction. The Collateral Agent's books and records shall at all times show that the Collateral is held by the Collateral Agent subject to the pledge and lien of the Security Documents.

        (g) Agents, Officers and Employees of Collateral Agent. The Collateral Agent may execute any of its duties under the Security Documents by or through its agents, officers or employees. Neither the Collateral Agent nor any of its agents, officers or employees shall be liable for any action taken or omitted to be taken by it or them in good faith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss unless any of the foregoing shall happen through its or their gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.

        (h) Appointment of Co-Agent. Whenever the Collateral Agent shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to the Collateral or the Security Documents, or in the event that the Collateral Agent shall have been requested to do so by or on behalf of the Required Holders, the Collateral Agent shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or proper to constitute a bank or trust company, or one or more other persons or entities approved by the Collateral Agent, either to act as co-agent or co-agents with respect to all or any part of the Collateral or with respect to the Security Documents, jointly with the Collateral Agent or any successor or successors, or to act as separate agent or agents of any such property, in any such case with such powers as may be provided in such supplemental agreement, and to vest in such bank, trust company or other persons or entities as such co-agent or separate agent, as the case may be, any property, title, right or power of the Collateral Agent deemed necessary or advisable by the Required Holders or the Collateral Agent.

        (i) Reliance on Certain Documents. The Collateral Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or entity, and with respect to all legal matters shall be entitled to rely on the advice of legal advisors selected by it concerning all matters relating to the Security Documents and its duties hereunder and thereunder and otherwise shall rely on such experts as it deems necessary or desirable, and shall not be liable to any Purchaser or any other person or entity for the consequences of such reliance in the absence of gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.

        (j) Collateral Agent May Have Separate Relationship with Parties. The Collateral Agent (or any affiliate of the Collateral Agent) may, notwithstanding the fact that it is the Collateral Agent, act as a lender to the Company and lend money to, and generally engage in any kind of business with such party in the same manner and to the same effect as though it were not the Collateral Agent; and such business shall not constitute a breach of any obligation of the Collateral Agent to the other Purchasers.

        (k) Indemnification of Collateral Agent. The Company (and, to the extent that the Company fails to do so, each of the Purchasers, ratably on the basis of the respective principal amounts of the Notes outstanding at the time of the occurrence giving rise to the below liabilities, losses, etc.), agrees to indemnify the Collateral Agent for any and all liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent, in any way relating to or arising out of the Security Documents or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof, provided that neither the Company nor any Purchaser shall be liable for any of the foregoing to the extent they arise from gross negligence or willful misconduct on the part of the Collateral Agent as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction. This
Section 8(k) shall survive the termination of this

Agreement. Prior to taking any action hereunder as Collateral Agent, the Collateral Agent may require each Purchaser to deposit with it sufficient sums as it determines in good faith is necessary to protect the Collateral Agent for costs and expenses associated with taking such action, and the Collateral Agent shall have no liability hereunder for failure to take such action unless the Purchasers promptly deposit such sums.

        (l) Resignation. The Collateral Agent at any time may resign, upon 30 days' prior written notice, by an instrument addressed and delivered to the Purchasers and the Company and may be removed at any time with or without cause upon 30 days' prior written notice, by an instrument in writing duly executed by duly authorized signatories of the Required Holders. The Required Holders shall also have the right to appoint a successor to the Collateral Agent upon any such resignation or removal, by instrument of substitution complying with the requirements of applicable law, or, in the absence of any such requirement, without any formality other than appointment and designation in writing, a copy of which instrument or writing shall be sent to each Purchaser. Upon the making of such appointment and delivery to such successor Collateral Agent of the Collateral then held by the retiring Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties conferred hereby and by the Security Documents upon the Collateral Agent named herein, and one or more such appointments and designations shall not exhaust the right to appoint and designate further successor Collateral Agents hereunder. The retiring Collateral Agent shall not be discharged from its duties and obligations hereunder until, and the retiring Collateral Agent shall be so discharged when, all the Collateral held by the retiring Collateral Agent has been delivered to the successor Collateral Agent and such successor Collateral Agent shall execute, acknowledge and deliver to each holder of the Notes and to the Company an instrument accepting such appointment. If no successor shall be appointed and approved on or prior to the date of any such resignation, the resigning Collateral Agent may apply to any court of competent jurisdiction to appoint a successor to act until a successor shall have been appointed by the Required Holders as above provided.

        (m) Rights with Respect to Collateral.

               (i) Each Purchaser agrees with all other Purchasers (A) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Collateral Agent or any of the other Purchasers in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (B) that such Purchaser has no other rights with respect to the Collateral other than as set forth in this Agreement and the Security Documents.

               (ii) Each Purchaser agrees with all other Purchasers and the Collateral Agent that nothing contained in this Section 8 shall be construed to give rise to, nor shall such Purchaser have, any claims whatsoever against any other Purchaser or the Collateral Agent on account of any act or omission to act in connection with the exercise of any right or remedy of the Collateral Agent or any other Purchaser with respect to the Collateral in the absence of gross negligence or willful misconduct of such other Purchaser or Collateral Agent, as applicable, as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.

9.      GOVERNING LAW; MISCELLANEOUS.

        (a) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company and the Purchasers irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any Purchaser to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

        (b) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof, provided that the failure to so deliver any manually executed Execution Page shall not affect the validity or enforceability of this Agreement.

        (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

        (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

        (e) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the Purchasers, the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser.

        (f) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five

(5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

                      If to the Company:

                      ViroLogic, Inc.
                      270 East Grand Avenue
                      South San Francisco, California 94080
                      Telephone:  (650) 635-1100
                      Attn:  Chief Executive Officer

                      with a copy simultaneously transmitted by like means to (which transmittal shall not constitute notice hereunder):

                      Cooley Godward LLP
                      4401 Eastgate Mall
                      San Diego, California 92121
                      Telephone:  (858) 550-6000

        If to any Purchaser, to such address set forth under such Purchaser's name on the Execution Page hereto executed by such Purchaser.

        Each party shall provide notice to the other parties of any change in address.

        (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein or therein, neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder. Notwithstanding the foregoing, any Purchaser may assign its rights hereunder to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company or to any other person or entity with the consent of the Company, which consent shall not be unreasonably withheld. This provision shall not limit a Purchaser's right to transfer the Securities pursuant to the terms of the Notes, the Replacement Warrants, the Certificate of Designation and this Agreement or to assign such Purchaser's rights hereunder or thereunder to any such transferee. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Registration Rights Agreement, the Notes, the Replacement Warrants or the Security Documents, the Securities may be pledged and all rights of any Purchaser under this Agreement or any other agreement or document related to the transactions contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with such Purchaser's margin or brokerage account.

        (h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided that Section 4(f) may be enforced by SDS Capital.

        (i) Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 9 hereof shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of any Purchaser. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies any Purchaser may have under applicable U.S. federal or state securities laws.

        (j) Publicity. The Company and each Purchaser shall have the right to approve before issuance any press releases, SEC or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release or SEC or NASD filings with respect to such transactions as is required by applicable law and regulations (although the Purchasers shall be consulted by the Company in connection with any such press release and filing prior to its release and shall be provided with a copy thereof).

        (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        (l) Termination. In the event that the Closing shall not have occurred on or before November 22, 2002, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

        (m) Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement, the Certificate of Designation, the Notes, the Replacement Warrants, the Security Documents and the Registration Rights Agreement. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

        (n) Equitable Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Purchaser by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder (including, but not limited to, its obligations pursuant to Section 5 hereof) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement (including, but not limited to, its obligations pursuant to Section 5 hereof), that each Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer of the Securities, without the necessity of showing economic loss and without any bond or other security being required.

        (o) Additional Acknowledgement. Each Purchaser acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, the Certificate of Designation, the Notes, the Replacement Warrants, the Security Documents and the Registration Rights Agreement, that it has independently determined to enter into the transactions contemplated hereby and thereby, that it is not relying on any advice from or evaluation by any other Purchaser, and that it is not acting in concert with any other Purchaser in making its purchase of securities hereunder. The Purchasers and, to its knowledge, the Company agree that the Purchasers have not taken any actions that would deem such Purchasers to be members of a "group" for purposes of Section 13(d) of the Exchange Act.

        (p) Indemnification by Company.

               (i) From and after the Closing, the Company shall hold harmless and indemnify each of the Purchasers from and against, and shall compensate and reimburse each of the Purchasers for, any damages which are directly or indirectly suffered or incurred by any of the Purchasers or to which any of the Purchasers may otherwise become subject (regardless of whether or not such damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with any inaccuracy in or breach of any of the Company's representations, warranties or covenants set forth herein.

               (ii) In the event of the assertion or commencement by any person of any claim or legal proceeding with respect to which any Purchaser may have indemnification rights pursuant to Section 9(p)(i), such Purchaser shall promptly notify the Company thereof in writing, but the failure to so notify the Company will not limit any Purchaser's rights to indemnification hereunder, except to the extent the Company demonstrates that the defense of such action is prejudiced by the failure to so give such notice.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.


VIROLOGIC, INC.

    By: /s/ WILLIAM D. YOUNG
       ---------------------------------

    Name: William D. Young
         -------------------------------

    Title: Chairman & CEO
          ------------------------------

PURCHASER:

[PURCHASER]


By:
   -------------------------------------
      Name:
      Title:

RESIDENCE:

ADDRESS:




AGGREGATE REPURCHASE

Number of Shares of Series A Preferred Stock being Repurchased:
Number of Shares of Series B Preferred Stock being Repurchased:
Principal Amount of Notes to be Issued: